UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2021 (March 10, 2021)

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 10, 2021 (the “Effective Date”), the board of directors (“Board”) of SRAX, Inc. (the “Company”) appointed Brock Pierce to the Board. Mr. Pierce will fill the vacancy in the Board resulting from the resignation of Mr. Nelson that occurred on October 16, 2020. At the Effective Date, pursuant to Mr. Pierce’s appointment, the Board will have six (6) acting directors. Mr. Pierce will serve as a director until the Company’s 2021 annual meeting of shareholders or until such time as he resigns, is removed, or his successor is appointed. In connection with his appointment to the Board, Mr. Pierce will enter into the Company’s standard indemnification agreement.

There are no family relationships among Mr. Pierce and any of our executive officers or directors.

As compensation for his services on the Board, Mr. Pierce will participate in the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 20, 2020.

On March 10, 2021, the Company issued a press release announcing Mr. Pierce’s appointment, a copy of which is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.01	Press Release dated March 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2021	SRAX, Inc.

/s/ Christopher Miglino
	By:	Christopher Miglino
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

99.01	Press Release dated March 10, 2021